Exhibit 99.1

NovaBay Pharmaceuticals Signs Definitive Agreement to Sell its Avenova Assets

EMERYVILLE, Calif. (September 20, 2024) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) announces it has entered into a definitive asset purchase agreement (the “Agreement”) with PRN Physician Recommended Nutriceuticals, LLC (“PRN”) to sell the assets of its Avenova® brand and business for $9.5 million in cash. The transaction has been approved by the Company’s board of directors and is anticipated to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including approval from the stockholders of NovaBay.

“This transaction allows our stockholders to more fully realize the value we have created over the past 10 years with the Avenova brand. We are particularly pleased to place Avenova with PRN, a well-established eyecare company that shares our commitment to providing best-in-class products that support ocular health,” said Justin Hall, NovaBay CEO. “I believe we have found an ideal home for Avenova. We expect the brand to continue to grow and flourish under PRN’s capable leadership and their ability to promote Avenova through their existing network of more than 5,000 eyecare professionals. It’s gratifying to share that more people are using Avenova than ever before and with the support, resources and synergies that PRN can provide, we expect that number to continue to grow.”

Following a comprehensive evaluation of the transaction with assistance from independent financial and legal advisors, the Company’s board of directors determined that the asset sale transaction pursuant to the Agreement is in the best interests of the Company and its stockholders. The asset sale will require approval from NovaBay stockholders holding at least a majority of the outstanding shares of NovaBay common stock. A stockholder vote will be sought by proxy solicitation, which will include a plan of dissolution calling for the liquidation of any remaining Company assets, satisfying or making reasonable provisions for any remaining obligations, and making distributions to the Company’s stockholders of the available proceeds, if any.

About NovaBay Pharmaceuticals, Inc.

NovaBay's leading product Avenova® Lid & Lash Cleansing Spray is often recommended by eyecare professionals for blepharitis and dry eye disease. Manufactured in the U.S., Avenova spray is formulated with NovaBay's patented, proprietary, stable and pure form of hypochlorous acid. All Avenova products are available directly to consumers through online distribution channels such as Amazon.com and Avenova.com.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts. Such forward-looking statements are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies, including pursuing an asset sale of our Avenova business and a dissolution and liquidation of the Company, the expected timing of, our ability to complete, and the financial and business impact and effect of, such asset sale and/or such dissolution and liquidation, including with respect to distributions in connection with the dissolution and liquidation, and the impact and outlook for the Company’s Avenova products and business, as well as generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the Company’s ability to, and the time it may take to, obtain stockholder approval of the asset sale and plan of dissolution, the Company’s ability to continue as a going concern while the asset sale and dissolution/liquidation are in process and other factors not within our control that may make the completion of the asset sale impossible or more difficult. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K/Q filings and registration statements, as may be amended from time to time, and will be further described in a preliminary proxy statement that the Company plans to file with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Additional Information and Where to Find It

NovaBay intends to file a preliminary proxy statement with the SEC with respect to the special meeting to be held in connection with the proposed asset sale and dissolution in the near term, and thereafter plans to file a definitive proxy statement as soon as reasonably possible. Promptly after filing the definitive proxy statement with the SEC, NovaBay will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the asset sale and dissolution. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT NOVABAY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by NovaBay with the SEC in connection with the asset sale and dissolution at the SEC’s website (http://www.sec.gov). Copies of NovaBay’s definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by NovaBay with the SEC in connection with the asset sale and dissolution will also be available, free of charge, at NovaBay’s investor relations website. The information provided on, or accessible through, our website is not part of this communication, and therefore is not incorporated herein by reference.

Participants in the Solicitation

NovaBay and its directors and certain of its executive officers, including Justin M. Hall, the Company’s Chief Executive Officer, are participants in the solicitation of proxies from NovaBay’s stockholders in connection with the asset sale and the dissolution. Information regarding NovaBay’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation and Other Information—Outstanding Equity Awards at Fiscal Year End” contained in NovaBay’s 2024 annual proxy statement filed with the SEC on April 18, 2024 (the “2024 Proxy Statement”). To the extent that NovaBay’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for NovaBay’s special meeting of stockholders and other relevant materials to be filed with the SEC with respect to the asset sale and the dissolution when they become available. These documents can be obtained free of charge from the sources indicated above.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com

Avenova.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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